UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2017

Beacon Roofing Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50924 (Commission File Number)	36-4173371 (IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (571) 323-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2017, Beacon Roofing Supply, Inc. (the “Company”) and Beacon Escrow Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the “Issuer”), entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives (the “Representatives”) of the several initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Issuer has agreed to sell $1.3 billion aggregate principal amount of its 4.875% Senior Notes due 2025 (the “Notes”) in a private offering. The offering of the Notes is expected to close on October 25, 2017 (the “Closing Date”), subject to customary closing conditions.

The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), to be dated as of the Closing Date.

Concurrently with the closing of the offering, the Issuer will deposit the net proceeds from the offering, along with certain additional funds, in a segregated escrow account. Following the release of proceeds from escrow upon satisfaction of the escrow conditions, the Company expects to use the net proceeds from the Notes offering, together with the net proceeds from its recently completed underwritten public common stock offering, the previously announced committed convertible preferred equity financing from an entity affiliated with the investment firm Clayton, Dubilier & Rice LLC, and borrowings under the Company’s anticipated new senior secured credit facilities, to finance the previously announced acquisition (the “Allied Acquisition”) of Allied Building Products Corp. (“Allied”), refinance certain of the Company’s existing indebtedness and pay related fees and expenses. The Allied Acquisition is expected to close on January 2, 2018, subject to the satisfaction of customary closing conditions, and the Company cannot guarantee that the Allied Acquisition will be completed on or about such date, or at all.

Following the consummation of the Allied Acquisition, (i) the Issuer will merge with and into the Company, with the Company continuing as the surviving corporation (the “Escrow Merger”), and the Company is to assume the obligations of the Issuer under the Notes and the Indenture (the “Assumption”) by executing a supplemental indenture (the “Supplemental Indenture”); (ii) the Company, certain of its direct and indirect subsidiaries (the “Guarantors”) and the Trustee will execute and deliver the Supplemental Indenture, pursuant to which each Guarantor will become a guarantor with respect to the Notes; and (iii) each of the Guarantors will execute and deliver a joinder agreement to the Purchase Agreement, whereby they will agree to be bound by the terms of the Purchase Agreement applicable to Guarantors as if they were each an original signatory thereto.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, the Issuer and the Guarantors. In addition, the Company, the Issuer and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities. Furthermore, the Company and the Issuer have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Company or the Issuer for a period of 90 days after the date of the Purchase Agreement without the prior written consent of the Representatives.

The Notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S under the Securities Act. The issuance and sale of the Notes and, from and after the Assumption, the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

The Initial Purchasers and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which the Company and its affiliates pay customary compensation. Certain of the Initial Purchasers and/or their affiliates are lenders and/or agents under certain of the Company’s debt facilities, including the Company’s existing senior secured asset-based revolving credit facility and senior secured term loan “B” facility (collectively, the “Existing Senior Secured Credit Facilities”), and certain of those Initial Purchasers or their respective affiliates routinely hedge, and certain other of those Initial Purchasers or their respective affiliates may hedge, their credit exposure to the Company consistent with their customary risk management policies. An affiliate of Citigroup Global Markets Inc. is providing financial advisory services to the Company in connection with the Allied Acquisition, for which they are receiving customary fees and expenses. J.P. Morgan Securities LLC is providing financial advisory services to Allied and its affiliates in connection with the Allied Acquisition, for which they are receiving customary fees and expenses. In addition, certain of the Initial Purchasers and/or their affiliates acted as underwriters for the Company’s offering of 7,273,750 shares of its common stock completed on September 25, 2017 (the “Common Stock Offering”). In connection with the financing of the Allied Acquisition, the Company entered into a commitment letter with each of the Initial Purchasers and/or certain of their respective affiliates providing, in part, for a senior unsecured bridge facility in an aggregate principal amount of up to $1.3 billion (the “Bridge Facility”). Following the completion of the Common Stock Offering, the commitments under the Bridge Facility were automatically reduced to approximately $1.05 billion. The Initial Purchasers’ commitments under the Bridge Facility will be reduced dollar-for-dollar, down to $0, by the gross proceeds of the Notes offering, and the related commitment will be terminated. In addition, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc. and/or certain of their respective affiliates have held commitments as lenders under the Existing Senior Secured Credit Facilities, and will receive their proportionate share of any amount of the Existing Senior Secured Credit Facilities that is repaid with the proceeds from the Notes offering.

Item 8.01. Other Events.

On October 11, 2017, the Company announced the pricing of the Notes offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This Current Report on Form 8-K (and the exhibits hereto) shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated as of October 11, 2017, by and among Beacon Roofing Supply, Inc., Beacon Escrow Corporation and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., for themselves and on behalf of several initial purchasers named therein.

99.1	Beacon Roofing Supply, Inc. press release dated October 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Dated: October 12, 2017	By:	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President and Chief Financial Officer